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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 33-60397) and related Prospectus of The Williams Companies, Inc. and to the incorporation by reference therein of our report dated February 10, 1995, with respect to the consolidated financial statements and schedules of The Williams Companies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP

                                                  ERNST & YOUNG LLP


Tulsa, Oklahoma
June 29, 1995